ACQUISITION AGREEMENT

THIS AGREEMENT is dated for reference this 2nd day of February 2004.

BETWEEN:

POWER GROW SYSTEMS LTD. (“PGS”), a company incorporated pursuant to the laws of British Columbia, JASON BLEULER (“Bleuler”) and NICK BRUSATORE, (“Brusatore”) being the two equal principals of PGS, jointly referred to as the (“Vendors”) and all doing business at premises located at 108-1533 Broadway Street, Port Coquitlam, British Columbia, V3C 6P3;

OF THE FIRST PART

AND:

PRO-TECH HOLDINGS LTD. ("Pro-Tech”), a company incorporated pursuant to the laws of Nevada and having an office located at Box 18, 323-595 Howe Street, Vancouver, British Columbia, V6C 2T5;

OF THE SECOND PART

WHEREAS:

A.
PGS is engaged in the business of researching, developing, manufacturing, marketing and distributing a variety of sophisticated hydroponics plant growing systems meant to provide a controlled and reliable growing environments.

B.	Pro-Tech desires to purchase all the issued and outstanding shares of common stock in the capital of PGS (the “Shares”) on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements and covenants herein contained, the parties hereby covenant and agree as follows:

1.  PGS’S REPRESENTATIONS

Bleuler, Brusatore and PGS hereby jointly and severally make the following representations and warranties to Pro-Tech, each of which is true and correct on the date hereof and will be true and correct on the Closing Date, each of which shall be unaffected by any investigation made by Pro-Tech and shall survive the Closing Date:

(a)
The authorized capital of PGS consists of 10,000 Class “A” common voting shares, 10,000 Class “B” non voting shares, all without par value and 100,000 class “C” Redeemable Preferred Shares with a par of $1.00 each. Two Class “A” voting common shares (the “Shares”) are issued as fully paid and non-assessable. Bleuler and Brusatore are each the registered holder and beneficial owner of one of the Shares. There are no outstanding or authorized options, dividends, warrants, agreements, subscriptions, calls, demand or rights of any character relating to the capital stock of PGS, whether or not issued, including, without limitation, securities convertible into or evidencing the right to purchase any securities of PGS;

(b)
PGS is a corporation duly incorporated, validly existing and in good standing under the laws of British Columbia and has all requisite corporate power and authority to own its property and operate its business as and where it is now being conducted;

(c)
PGS is duly licensed or qualified and in good standing in the province of British Columbia, which is the sole jurisdiction in which the nature of PGS’s assets or the business conducted by PGS makes qualification necessary;

(d)	PGS has no subsidiaries and owns no interest in any corporation, partnership, proprietorship or any other business entity;
(e)
PGS has good and marketable title to all of its assets free and clear of all mortgages, liens, pledges, charges, claims, leases, restrictions or encumbrances of any nature whatsoever, and subject to no restrictions with respect to transferability. All of PGS’ assets are in its possession and control;

(f)	PGS has not given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever;
(g)	PGS has not entered into any other agreement or granted any option to sell or otherwise transfer any of its assets;
(h)
To the knowledge of PGS, each contract, lease, license, commitment and agreement to which it is a party is in full force and effect and constitutes a legal, valid and binding obligation of all of the parties thereto. PGS is not in default and has not received or given any notice of default, and to PGS’ knowledge, no other party thereto is in default, under any such contract, lease, license, commitment or other agreement or under any other obligation relating to PGS’ assets or its business;

(i)
There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body involving PGS. No suit, action or legal, administrative, arbitration or other proceeding or reasonable basis therefor, or, to the best of PGS’ knowledge, no investigation by any governmental agency pertaining to PGS or its assets is pending or has been threatened against PGS which could adversely affect the financial condition or prospects of PGS or the conduct of the business thereof or any of PGS’ assets or materially adversely affect the ability of the shareholders of PGS to consummate the transactions contemplated by this Agreement;

(j)
To its knowledge, PGS has not infringed any patent or patent application, copyright or copyright application, trademark or trademark application or trade name or other proprietary or intellectual property right of any other person or received any notice of a claim of such infringement;

(k)	PGS has the right to use all data and information necessary to permit the conduct of its business from and after the Closing Date, as such business is and has been normally conducted;
(l)	The Articles of PGS permit it to carry on its present business and to enter into this Agreement;
(m)
The performance of this Agreement will not be in violation of the Articles of PGS or any agreement to which PGS is a party and will not give any person any right to terminate or cancel any agreement or any right enjoyed by PGS and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of PGS;

(n)	PGS holds all permits, licences, registrations and authorizations necessary for it to conduct its business;
(o)	PGS is not in violation of any federal, state, municipal or other law, regulation or order of any government or regulatory authority;
(p)	PGS has filed with the appropriate government agencies all tax or information returns and tax reports required to be filed, and such filings are substantially true, complete and correct;
(q)	All federal, state, municipal, foreign, sales, property or excise or other taxes whether or not yet due have been fully paid or adequately provided for;
(r)	The corporate records and minute books of PGS contain complete and accurate minutes of all meetings of the directors and shareholders of PGS held since incorporation;
(s)	All material transactions of PGS have been promptly and properly recorded or filed in or with its respective books and records; and
(t)
PGS has complied with all laws, rules, regulations and orders applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, employment standards and workers' compensation.

2.  PRO-TECH'S REPRESENTATIONS

Pro-Tech hereby makes the following representations and warranties to Bleuler, Brusatore and PGS, each of which is true and correct on the date hereof and will be true and correct on the Closing Date, each of which shall be unaffected by any investigation made by Bleuler, Brusatore or PGS and shall survive the Closing Date:

(a)	The authorized capital of Pro-tech consists of 70,000,000 shares of common stock and 5,000,000 shares of preferred stock with par value of $0.001 each, of which 5,100,000 shares of common stock are issued as fully paid and non-assessable. An additional 1,000,000 shares of common stock will be issued by way of an Offering Memorandum to raise US $ 50,000 for Pro-Tech financial requirements. There are no outstanding or authorized options, dividends, warrants, agreements, subscriptions, calls, demand or rights of any character relating to the capital stock of Pro-Tech, whether or not issued, including, without limitation, securities convertible into or evidencing the right to purchase any securities of Pro-Tech. However, it is contemplated that Pro-Tech will issue additional shares of common stock in order to raise financing necessary for working capital and to fund the acquisition PGS;

(b)
Pro-Tech is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own its property and operate its business as and where it is now being conducted;

(c)	Pro-Tech is in good standing with respect to its filings with the Nevada Secretary of State;
(d)	Pro-Tech has no subsidiaries and owns no interest in any corporation, partnership, proprietorship or any other business entity;
(e)	Pro-Tech currently has no assets or liabilities other than cash received for share subscriptions;
(f)	Pro-Tech has not entered into any other agreement or granted any option to sell or otherwise transfer any of its assets or its securities;
(g)	Pro-Tech is not a party to any contracts, leases, licenses, commitments and other agreements relating to its assets or its business;
(h)
There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body involving Pro-Tech. No suit, action or legal, administrative, arbitration or other proceeding or reasonable basis therefore, or, to the best of Pro-Tech’s knowledge, no investigation by any governmental agency, pertaining to Pro-Tech or its assets is pending or has been threatened against Pro-Tech which could adversely affect the financial condition or prospects of Pro-Tech or the conduct of the business thereof or any of Pro-Tech’s assets or materially adversely affect the ability of Pro-Tech to consummate the transactions contemplated by this Agreement;

(i)	The Articles and Bylaws of Pro-Tech permit it to carry on its present business and to enter into this Agreement;
(j)	The performance of this Agreement will not be in violation of the Articles or Bylaws of Pro-Tech or any agreement to which Pro-Tech is a party;

(k)	Pro-Tech is not in violation of any federal, state, municipal or other law, regulation or order of any government or regulatory authority;
(l)	Pro-Tech has filed with the appropriate government agencies all tax or information returns and tax reports required to be filed, and such filings are substantially true, complete and correct;
(m)	No federal, state, municipal, foreign, sales, property or excise or other taxes are payable by Pro-Tech;
(n)	The corporate records and minute books of Pro-Tech contain complete and accurate minutes of all meetings of the directors and shareholders of Pro-Tech held since incorporation; and
(o)	All material transactions of Pro-Tech have been promptly and properly recorded or filed in or with its respective books and records.

3.  SALE OF SHARES

On the Closing Date, upon the terms and conditions herein set forth, Pro-Tech agrees to purchase a 100% undivided right, title and interest in and to the Shares in consideration of Pro-Tech issuing to Bleuler 1,500,000 and to Brausatore 1,500,000 restricted shares of common stock in the capital of Pro-Tech (the “Vend-In Stock”). In further consideration and if required by PGS, Pro-Tech shall commit to lend, without any fixed terms of repayment, the sum of US$6,000 to PGS, which PGS shall use primarily to cover the costs associated with its obligations relating to the closing of this agreement.

4.  CLOSING

The sale and purchase of the Shares shall be closed at the office of Pro-Tech as follows:

a.	at 10:00 A.M. (Vancouver time) on February 29th, 2004 (the closing date) or
b.	on such other date or at such other place upon confirmation by Pro-Tech of completion of an Offering Memorandum to raise US $ 50,000 or
c.	on as such other date and such other place as may be agreed upon by the parties

5.  ACTIONS BY THE PARTIES PENDING CLOSING

From and after the date hereof and until the Closing Date, PGS and Pro-Tech covenant and agree that:

(a)	PGS and Pro-Tech, and their authorized representatives, shall have full access during normal business hours to all documents of PGS and Pro-Tech and each party shall furnish to the other party or its authorized representatives all information with respect to the affairs and business of PGS and Pro-Tech as the parties may reasonably request;

(b)	PGS and Pro-Tech shall conduct their business diligently and substantially in the manner previously conducted and PGS and Pro-Tech shall not make or institute any unusual or novel methods of purchase, sale, management, accounting or operation, except with the prior written consent of the other party. Neither PGS nor Pro-Tech shall enter into any contract or commitment to purchase or sell any assets or engage in any transaction not in the usual and ordinary course of business without the prior written consent of the other party;

(c)	Without the prior written consent of the other party, neither PGS nor Pro-Tech shall increase or decrease the compensation provided to its employees, officers, directors or agents;
(d)	Neither PGS nor Pro-Tech will amend its Articles of Incorporation or Bylaws, or make any changes in its respective authorized or issued capital without the prior written approval of the other party;
(e)	Neither PGS nor Pro-Tech shall act or omit to do any act, or permit any act or omission to act, which will cause a breach of any contract, commitment or obligation; and
(f)	Neither PGS nor Pro-Tech will declare or pay any dividend or make any distribution, directly or indirectly, in respect of their respective capital stock, nor will they directly or indirectly redeem, purchase, sell or otherwise acquire or dispose of shares in their respective capital stock.

6.  CONDITIONS PRECEDENT TO PRO-TECH’S OBLIGATIONS

Each and every obligation of Pro-Tech to be performed on the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless waived in writing by Pro-Tech:

(a)	The representations and warranties made by PGS in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given by the Closing Date;

(b)	PGS shall have performed and complied with all of their obligations under this Agreement which are to be performed or complied with by them by the Closing Date;

(c)	PGS shall have provided Pro-Tech with the opportunity to review all of PGS’s relevant financial records and Pro-Tech shall be satisfied with such review as Pro-Tech may determine in its sole opinion;

(d)	PGS shall have obtained the necessary consent of its shareholders to effect the transactions contemplated herein;
(e)	PGS shall deliver to Pro-Tech:
	(i)	a certified true copy of resolutions of PGS’s Board of Directors authorizing the transfer of the Shares from Bleuler and Brusatore to Pro-Tech, the registration of the Shares in the name of the Pro-Tech and the issuance of a share certificate representing the Shares in the name of Pro-Tech;

	(ii)	two share certificates representing the Shares issued in the name of Bleuler and Brusatore accompanied by duly executed Irrevocable Powers of Attorney to transfer the Shares to Pro-Tech; and

	(iii)	A share certificate or certificates registered in the name of Pro-Tech, signed by the President of PGS, representing the Shares.

7.  CONDITIONS PRECEDENT TO PGS’S OBLIGATIONS

Each and every obligation of Bleuler, Brusatore and PGS to be performed on the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless waived in writing by the PGS:

(a)	The representations and warranties made by Pro-Tech in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given by the Closing Date;

(b)	Pro-Tech shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by the Closing Date;

(c)	Pro-Tech shall deliver to PGS:

	(i)	a certified true copy of resolutions of Pro-Tech’s Board of Directors authorizing the issuance of the Vend-In Shares to Bleuler and Brusatore and appointing Bleuler to Pro-Tech’s Board of Directors;

	(ii)	share certificates representing the Pro-Tech Shares issued in the names of Bleuler and Brusatore in equal amounts in accordance with paragraph 3 herein, representing the Shares; and

	(iii)	documentation evidencing Pro-Tech’s obligation to PGS in accordance with paragraph 3 herein in a form satisfactory to PGS.

8.  FURTHER ASSURANCES

The parties hereto covenant and agree to do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

9.  ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject of this Agreement.

10. NOTICE

10.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered by hand to either party at their respective addresses first noted above.

10.2 Either party may time to time by notice in writing change its address for the purpose of this section.

11. TIME OF ESSENCE

Time shall be of the essence of this Agreement.

12. TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

13. SCHEDULES

The schedules attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof.

14. SEVERABILITY

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdictions, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15. APPLICABLE LAW

The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with laws prevailing in the Province of British Columbia. The parties hereto agree to attorney to the jurisdiction of the Courts of the Province of British Columbia.

16. ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

POWER GROW SYSTEMS LTD.	PRO-TECH HOLDINGS LTD.

Per:	Per:

”Jason Bleuler”	”Robert Hoegler”
Authorized Signatory	Authorized Signatory

”Jason Bleuler”
JASON BLEULER

”Nick Brusatore”
NICK BRUSATORE